Second Quarter 2018 Earnings Conference Call July 19, 2018 Kelly S. King Chairman and Chief Executive Officer Daryl N. Bible Chief Financial Officer

Forward-Looking Information This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward- looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding BB&T's business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances difficult to predict. BB&T's actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2017 and in any of BB&T’s subsequent filings with the Securities and Exchange Commission: = general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit and/or asset growth, and a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; = disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the economic instability and recessionary conditions in Europe, the eventual exit of the United Kingdom from the European Union; = changes in the interest rate environment, including interest rate changes made by the Federal Reserve, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans and deposits as well as the value of other financial assets and liabilities; = competitive pressures among depository and other financial institutions may increase significantly; = legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged; = local, state or federal taxing authorities may take tax positions that are adverse to BB&T; = a reduction may occur in BB&T's credit ratings; = adverse changes may occur in the securities markets; = competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; = cybersecurity risks could adversely affect BB&T's business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; = higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; = natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T's operations or the ability or willingness of customers to access BB&T's products and services; = costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; = failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; = significant litigation and regulatory proceedings could have a material adverse effect on BB&T; = unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; = risks resulting from the extensive use of models; = risk management measures may not be fully effective; = deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; and = widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: = The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. = Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets. = The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = The adjusted net interest margin is a non-GAAP measure in that it estimates the impact on taxable-equivalent net interest income as if the tax reform legislation had not been enacted. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of tax reform. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the Appendix. Capital ratios are preliminary.

2018 second quarter performance highlights1 ▪ Net income2 was a record $775 million, up 22.8% vs. 2Q17; net income2 excluding merger- related and restructuring charges was a record $792 million ▪ Diluted EPS was a record $0.99, up 28.6% vs. 2Q17; adjusted diluted EPS was also a record Record Earnings $1.01, up 29.5% vs. 2Q17 ▪ ROA, ROCE and ROTCE were 1.49%, 11.74% and 19.78%, respectively; adjusted ROA, ROCE and ROTCE were 1.52%, 12.01% and 20.21%, respectively ▪ Achieved positive operating leverage vs. 2Q17 ▪ Loans held for investment totaled $144.1 billion, up 3.5% annualized vs. 1Q18 Improved Loans ▪ Net interest margin increased 1 bp to 3.45% vs. 1Q18 and Revenues ▪ Core net interest margin increased 2 bps to 3.34% vs. 1Q18 ▪ Fee income ratio was 42.5%, compared to 41.9% in 1Q18 ▪ GAAP efficiency ratio was 59.7% vs. 60.0% in 1Q18 Controlled ▪ Adjusted efficiency ratio was 57.4% vs. 57.3% in 1Q18 Expenses ▪ Adjusted noninterest expense3 totaled $1.696 billion, an increase of 9.2% annualized vs. 1Q18 and a decrease of 2.1% vs. 2Q17 Strong ▪ NPA ratio was 0.28%, a decrease of 2 bps vs. 1Q18 and 3 bps vs. 2Q17 Credit Quality ▪ NCOs were 30 bps vs. 41 bps in 1Q18 and 37 bps in 2Q17 ▪ Closed on Regions Insurance Group acquisition July 2 Strategic ▪ Approved capital plan includes: Highlights – 8.0% increase in quarterly dividend on top of 13.6% increase in 1Q18 – Up to $1.7 billion in share repurchases 1 Includes non-GAAP measures; refer to non-GAAP reconciliation in the attached Appendix for adjusted measures 2 Net income available to common shareholders 3 Adjusted noninterest expense excludes merger-related and restructuring charges, loss on early extinguishment of debt and selected items listed on page 16 of the Quarterly Performance Summary 3

Selected item affecting earnings Diluted EPS ($ in millions, except per share impact) Pre-Tax After-TaxDiluted EPSImpact Pre -Tax After Tax Impact Merger-related and restructuring charges $ (24) $ (17) $ (0.02) 4

Improved loan growth Average Loans Held for Investment Average Loans Held for Investment ($ in billions) ($ in millions) $150.0 2Q18 v. 1Q18 2Q18 Annualized $143.1 $144.1 $142.7 $142.7 $142.9 Average Increase Balance (Decrease) $140.0 Commercial: C&I $ 59,548 6.3% $130.0 CRE 21,546 2.8 2Q17 3Q17 4Q17 1Q18 2Q18 Leasing 1,862 (2.1) Subtotal-commercial 82,956 5.2 ▪ Average loans and leases held for investment grew 3.5% Retail: annualized vs. 1Q18 Residential mortgage 29,272 6.2 ▪ Experienced solid loan growth vs. 1Q18 in several portfolios: Direct 11,680 (3.8) C&I CRE Indirect 16,804 (2.6) Community Bank Grandbridge Subtotal-retail 57,756 1.6 Corporate Banking CRE - ADC Revolving credit 2,831 4.7 Mortgage warehouse lending Indirect PCI 559 (45.8) Sheffield Sheffield Total $ 144,102 3.5% Commercial Equipment Capital Regional Acceptance ▪ End-of-period loans were $3.2 billion, or 8.9% Dealer floor plan annualized, greater than March 31, 2018 balances Premium Finance ▪ Total auto portfolio began to grow during the quarter 5

Total deposits reflect healthy core growth Average Total Deposits Average Deposits ($ in billions) ($ in millions) $180.0 1.0% 2Q18 v. 1Q18 2Q18 Annualized $160.3 $165.0 $157.4 $158.0 $157.1 $157.7 0.8% Average Increase Balance (Decrease) 0.57% $150.0 0.6% Noninterest-bearing deposits $ 53,963 4.3% 0.46% 0.40% 0.35% Interest checking 26,969 (4.4) $135.0 0.30% 0.4% Money market & savings 62,105 2.7 $120.0 0.2% Subtotal $ 143,037 1.9% 2Q17 3Q17 4Q17 1Q18 2Q18 Time deposits 13,966 3.4 Foreign office deposits – interest-bearing 673 (112.4) Total IBD Cost Total deposits $ 157,676 1.4% Average Noninterest-Bearing Deposits ▪ Total deposits averaged $157.7 billion, an increase of $538 million vs. ($ in billions) 1Q18 – Personal, 49.5% of total $60.0 – Business, 38.9% of total $54.3 $54.0 $52.6 $53.5 $53.4 – Public Funds, 7.7% of total – Other, 3.9% of total $50.0 ▪ Average noninterest-bearing deposits increased $567 million vs. 1Q18 primarily due to increases in personal and business balances $40.0 ▪ The percentage of noninterest-bearing deposits to total deposits was 34.2% compared with 34.0% in 1Q18 2Q17 3Q17 4Q17 1Q18 2Q18 ▪ The cost of interest-bearing deposits was 0.57%, up 11 bps compared to 1Q18 for a 41% effective deposit beta 6

Asset quality remains excellent Annualized Net Charge-offs / Average Loans ▪ Credit quality results reflect lower charge-offs 0.60% and nonperformers – Net charge-offs totaled $109 million, down 11 bps 0.41% 0.37% as a percent of average loans vs. 1Q18 and down 7 0.40% 0.35% 0.36% 0.30% bps vs. 2Q17 – Loans 90 days or more past due and still accruing 0.20% as a percent of loans and leases decreased 4 bps vs. both 1Q18 and 2Q17 0.00% – Loans 30-89 days past due and still accruing as a percent of loans and leases increased 5 bps vs. 2Q17 3Q17 4Q17 1Q18 2Q18 1Q18 due to seasonality and increased 1 bp vs. 2Q17 Total Nonperforming Assets / Total Assets ▪ NPAs remain historically low 0.60% – Driven by declines across all loan categories – NPA ratio matched the 4Q17 level, the lowest level 0.40% 0.31% 0.31% since 3Q06 0.28% 0.30% 0.28% 0.20% 0.00% 2Q17 3Q17 4Q17 1Q18 2Q18 7

Allowance coverage ratios remain strong ALLL Coverage Ratios ▪ Coverage ratios remain strong at 3.49x and 4.00x 2.74x for the allowance to net charge-offs and NPLs, respectively 3.49x 3.50x ▪ The ALLL to loans ratio remained at 1.05% – Excluding loans acquired in business 2.93x acquisitions, the ALLL to loans ratio was 1.11%, 3.00x 2.89x 2.80x down 1 bp vs. 1Q18 2.55x 2.74x ▪ The total provision for credit losses was 2.50x 2.62x $135 million for 2Q18; net charge-offs were 2.49x 2.43x 2.44x $109 million, a reserve build of $26 million 2.00x ▪ Lower provision vs. 1Q18 was due to lower 2Q17 3Q17 4Q17 1Q18 2Q18 loan losses ALLL to Annualized NCOs ALLL to NPLs HFI 8

Net interest margin improvement Net Interest Margin ▪ 2Q18 reported and core NIM increased 1 bp 4.00% and 2 bps, respectively, vs. 1Q18 3.48% 3.47% 3.43% 3.44% 3.45% – Core margin increased due to asset-sensitivity to 3.50% the March rate hike and higher LIBOR rates 3.32% 3.32% 3.34% 3.00% 3.31% 3.28% – Deposit betas increased to support loan growth – Reported margin also reflects the continued 2.50% runoff of purchase accounting benefits 2Q17 3Q17 4Q17 1Q18 2Q18 Reported NIM Core NIM 1 Change in Net Interest Income ▪ Asset-sensitivity to rising interest rates 8.00% 3.76% decreased due to changes in the mix of our 4.00% 2.40% loans and deposits, offset by a decline in the (0.98)% 3.05% investment portfolio balance 0.00% 1.93% -4.00% (5.64)% (0.82)% -8.00% (4.64)% Down 100 Down 25 Up 100 Up 200 at 6/30/18 at 3/31/2018 2 1 See non-GAAP reconciliations included in the attached Appendix 2 The 3/31/18 rate sensitivities have been revised from what was previously reported 9

Fee income seasonally stronger

Fee Income Ratio


45.0%
44.0%
43.0%
42.0%
41.0%
40.0%
42.7%
41.4%
42.7%
41.9%
42.5%
2Q17
3Q17
4Q17
1Q18
2Q18

- Insurance income increased $45 million from 1Q18 primarily due to seasonality
  - The impact of prior years' events on profit-based commission income negatively impacted 2Q18 insurance income by about $12 million
  - No significant impact from prior years' events expected in 2H18
- Service charges on deposits increased $14 million vs. 1Q18 primarily due to the system outage in February
- Mortgage banking income decreased $5 million vs. 1Q18 primarily due to lower gain-on-sale margins
- Investment banking and brokerage fees and commissions decreased $4 million vs. 1Q18 due to timing of deal closings in 2Q18 vs. 1Q18

Noninterest Income
($ in millions)[1]

	2Q18	2Q18 v. 1Q18 Increase (Decrease)	2Q18 v. 2Q17 Increase (Decrease)
Insurance income	$ 481	41.4%	—%
Service charges on deposits	179	34.0	1.7
Mortgage banking income	94	(20.3)	—
Investment banking and brokerage fees and commissions	109	(14.2)	3.8
Trust and investment advisory revenues	72	—	2.9
Bankcard fees and merchant discounts	72	17.4	(4.0)
Checkcard fees	57	38.6	5.6
Operating lease income	36	(10.8)	(2.7)
Income from bank-owned life insurance	30	(12.9)	(6.3)
Securities gains (losses), net	1	NM	NM
Other income	91	(56.8)	(5.2)
Total noninterest income	**$ 1,222**	**14.3%**	**0.2%**

- Other income decreased $15 million due to decreases in various categories

1 Linked quarter percentages are annualized

10

Strong expense management


Efficiency Ratio
70.0%
60.0%
50.0%
61.0%
62.0%
64.7%
60.0%
59.7%
58.6%
58.3%
57.2%
57.3%
57.4%
2Q17
3Q17
4Q17
1Q18
2Q18
GAAP
Adjusted¹

- Personnel expense increased $35 million vs. 1Q18 primarily driven by higher performance-based incentives and merit salary increases
  - Average FTEs decreased 126 from 1Q18
- Occupancy and equipment expense decreased $7 million from 1Q18 primarily due to a 4.0% reduction in BB&T-occupied space since the beginning of the year
- Other expense increased $12 million primarily due to an increase in the Visa indemnification reserve and increases in various categories

Noninterest Expense
($ in millions) [2]

	2Q18	2Q18 v. 1Q18 Increase (Decrease)	2Q18 v. 2Q17 Increase (Decrease)
Personnel expense	$ 1,074	13.5%	0.6 %
Occupancy and equipment expense	187	(14.5)	(5.6)
Software expense	67	12.3	17.5
Outside IT services	32	—	(17.9)
Regulatory charges	39	(10.0)	8.3
Amortization of intangibles	31	(24.3)	(13.9)
Loan-related expense	26	(41.5)	(27.8)
Professional services	32	26.7	(15.8)
Merger-related and restructuring charges, net	24	(57.3)	140.0
Other expense	208	24.6	(7.1)
Total noninterest expense	**$ 1,720**	**8.1%**	**(1.3)%**
Adjusted noninterest expense[3]	**$ 1,696**	**9.2%**	**(2.1)%**

1 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures
2 Linked quarter percentages are annualized
3 Excludes merger-related and restructuring charges, loss on early extinguishment of debt and selected items listed on page 16 of the Quarterly Performance Summary

11

Capital, liquidity and payout ratio remain strong Common Equity Tier 1 ▪ 2Q18 dividend payout ratio was 37.5% 10.5% ▪ 2Q18 total payout ratio was 77.5% 10.3% 10.2% 10.2% 10.2% 10.2% ▪ Completed $310 million in share repurchases in 2Q18 10.0% ▪ Liquidity ratios remain strong – Modified LCR was 131% – Liquid asset buffer was 14.3% ▪ CCAR 2018 approved capital plan includes: 9.5% – $0.03 increase in quarterly dividend on top of $0.045 increase in 1Q18; represents 22.7% cumulative increase since 4Q17 – Up to $1.7 billion in share repurchases; the acquisition of Regions Insurance will impact share repurchase in 3Q18 9.0% 2Q17 3Q17 4Q17 1Q18 2Q18 Current quarter regulatory capital information is preliminary 12

Community Banking Retail and Consumer Finance

BB&T

Serves individual and business clients by offering a variety of loan and deposit products and other financial services. Also, originates and sells mortgage loans and retains mortgage servicing rights.

Summarized Results ($ in millions)	2Q18	Inc (Dec) vs. 1Q18	Inc (Dec) vs. 2Q17
Net interest income	$ 923	$ 37	$ 31
Noninterest income	354	15	1
Provision for credit losses	110	(12)	(8)
Noninterest expense	667	(6)	(15)
Income tax expense	123	17	(43)
Segment net income	$ 377	$ 53	$ 98

Highlighted Metrics[1] ($ in billions)	2Q18	Inc (Dec) vs. 1Q18	Inc (Dec) vs. 2Q17
Mortgage originations[2]	$ 1.4	16.7 %	(17.3)%
Retail originations, excluding mortgage[2]	$ 3.3	54.2 %	13.3 %
Purchases[3]	$ 4.2	63.3 %	135.7 %
Loans serviced for others (EOP)	$ 88.5	(1.1)%	(1.8)%
Operating margin[4]	47.8%	2.7 %	2.5 %

Comments

- Community Banking continues to execute on branch rationalization:
  - Completed 80 branch closures in 2Q18; expected to decline by approximately 85 branches during the 2nd half of 2018



($ in millions)
2Q18
1Q18
2Q17
Other
Mortgage banking income
Service charges on deposits
Card-based fees
$40
$68
$112
$134
$38
$77
$99
$125
$41
$72
$107
$134
Total noninterest income
$354
$339
$353

- Mortgage origination increase due to seasonality. Retail originations increase driven by prime auto program enhancement and seasonal increases in Direct Retail Lending
- Noninterest income increased vs. 1Q18 due to seasonal increases in card based fees and service charges on deposits returning to normalized levels following the system outage impact in 1Q18
- Noninterest expense decreased vs. 1Q18 as a result of the ongoing expense rationalization initiatives

1 Linked quarter growth rates annualized, except for originations and purchases
2 Production/origination amounts exclude portfolio acquisitions, unfunded commitments, and revolving credit
3 Purchases include portfolio acquisitions and mortgages acquired through correspondent channels
4 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues

13

Community Banking Retail and Consumer Finance-continued

BB&T

Average Loans[1,2] ($ in billions)	2Q18	1Q18	2Q17
Bank Card			
Sheffield & CEC	$5.6	$5.3	$5.3
Direct Retail Lending	$11.6	$11.7	$11.9
Indirect Dealer Retail Services	$12.8	$13.1	$14.3
Mortgage & Mortgage Warehouse Lending	$30.7	$29.9	$30.8
Total loans	$63.5	$62.8	$65.0
Loan yield	5.51%	5.43%	5.23%
Net charge-offs	0.62%	0.82%	0.72%
Nonaccrual loans	0.38%	0.43%	0.40%

Average Deposits[2] ($ in billions)	2Q18	1Q18	2Q17
Noninterest-bearing deposits	$17.0	$16.3	$15.7
Interest checking	$16.0	$16.0	$16.5
Money market & savings	$35.2	$35.2	$35.5
Time deposits	$11.0	$10.8	$11.6
Total deposits	$79.3	$78.3	$79.3
Cost of deposits:			
Interest-bearing	0.28%	0.23%	0.20%
Total	0.22%	0.19%	0.16%

- Average mortgage portfolio balances have increased $833 million vs. 1Q18
- Auto portfolio balances stabilized during 2Q18 and are expected to continue to grow going forward
- Asset quality remains strong

- Deposit interest costs have increased 5 bps due to market promotions in response to rising interest rates
- Noninterest-bearing deposits grew at an annualized rate of 18.9% and 8.3% vs. 1Q18 and 2Q17, respectively
- The implied deposit beta vs. 1Q18 was approximately 19%
- Since the beginning of this rate hike cycle in 4Q15, interest-bearing deposit costs are flat, implying a zero deposit beta

1 Excludes loans held for sale
2 Applicable ratios are annualized

14

Community Banking Commercial

BB&T

Serves large, medium and small business clients by offering a variety of loan and deposit products and connecting the client with the combined organization's broad array of financial services.

Summarized Results ($ in millions)	2Q18	Inc (Dec) vs. 1Q18	Inc (Dec) vs. 2Q17
Net interest income	$ 545	$ 11	$ 20
Noninterest income	108	3	(1)
Provision for credit losses	42	5	(4)
Noninterest expense	254	—	(66)
Income tax expense	80	2	(11)
Segment net income	$ 277	$ 7	$ 100

Highlighted Metrics[1] ($ in billions)	2Q18	Inc (Dec) vs. 1Q18	Inc (Dec) vs. 2Q17
C&I loans	$ 32.6	4.1 %	0.7 %
CRE loans	$ 19.7	(0.2)%	5.0 %
Noninterest-bearing deposits	$ 34.5	(1.0)%	1.4 %
Interest-bearing deposits	$ 24.6	(1.9)%	(3.1)%
Operating margin[2]	61.1%	0.9 %	11.6 %

Comments

- Average weekly commercial pipeline improved vs. 1Q18 and 2Q17
- Linked quarter loan production was up 11.6% driven by strong CRE production
- Operating margin improvement on both like and linked quarters
  - Linked quarter benefited from the flat expenses, deposit spread expansion and loan growth
  - Like quarter comparison driven by multiple positive factors
    - Growth in CRE loans and noninterest-bearing deposits
    - Increasing spreads on deposits

1 Linked quarter growth rates annualized; balances are quarterly averages
2 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues

15

Community Banking Commercial-continued

Average Loans[1,2] ($ in billions)	2Q18	1Q18	2Q17
Other			
CRE	$19.7	$19.7	$18.8
Dealer floor plan	$1.7	$1.7	$1.5
C&I	$30.9	$30.6	$30.9
Total loans	$52.6	$52.3	$51.6
Loan yield	4.23%	4.08%	3.84%
Net charge-offs	0.03%	0.11%	0.12%
Nonaccrual loans	0.59%	0.64%	0.84%

Average Deposits[2] ($ in billions)	2Q18	1Q18	2Q17
Noninterest-bearing deposits	$34.5	$34.5	$33.9
Interest checking	$8.5	$9.1	$9.3
Money market & savings	$15.2	$14.9	$15.1
Time deposits			
Total deposits	$59.1	$59.3	$59.3
Cost of deposits:			
Interest-bearing	0.70%	0.52%	0.36%
Total	0.29%	0.22%	0.15%

- Total average loans grew 2.1% annualized vs. 1Q18
  - C&I loans increased 3.5%
  - Dealer floor plan increased 15.5%
  - CRE - ADC increased 12.3%
  - CRE - IPP decreased 3.6%
- Total end-of-period loans grew 4.4% annualized from 3/31/18
- Total C&I and CRE loans spreads have decreased due to competitive pressures
  - Loan spreads decreased 8 bps vs. 1Q18
  - Loan spreads decreased 23 bps vs. 2Q17

- Total balances declined slightly in 2Q18 vs. 1Q18
  - A decrease in public fund balances was slightly offset by an increase in commercial balances
- The implied deposit beta vs. 1Q18 was approximately 67%
- Since the beginning of this rate hike cycle in 4Q15, interest-bearing deposit costs were up approximately 48 bps, implying a deposit beta of approximately 32%

1 Excludes loans held for sale
2 Applicable ratios are annualized

16

Financial Services and Commercial Finance

Provides trust services, wealth management, investment counseling, asset management, estate planning, corporate retirement services, specialty finance, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

Summarized Results ($ in millions)	2Q18	Inc (Dec) vs. 1Q18	Inc (Dec) vs. 2Q17
Net interest income	$ 188	$ 11	$ 5
Noninterest income	303	2	6
Provision for credit losses	(4)	1	13
Noninterest expense	312	11	12
Income tax expense	38	—	(25)
Segment net income	$ 145	$ 1	$ 11

Highlighted Metrics[1] ($ in billions)	2Q18	Inc (Dec) vs. 1Q18	Inc (Dec) vs. 2Q17
Total invested assets	$164.1	5.9 %	8.4 %
Invested assets noninterest income ($ in millions)	$ 161	2.5 %	7.5 %
Operating margin[2]	36.5%	(0.6)%	(1.0)%

Comments

- The growth in net interest income is attributable to loan growth and increased deposit spreads
- The increase in noninterest income vs. 2Q17 was driven primarily by higher commercial mortgage banking income



(16.8)%
3.4%
5.8%
33.2%
(5.2)%
3.2%
Brokerage
CMBI
Trust
2Q18 vs. 1Q18
2Q18 vs. 2Q17

- The increase in allocated provision for credit losses vs. 2Q17 was driven by higher loss estimates and increased charge-offs
- Expense growth was primarily driven by an increase in incentive-based compensation

1 Linked quarter growth rates annualized, except for production and sales
2 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues

17

Financial Services and Commercial Finance-continued

BB&T

Average Loans[1,2]

($ in billions) | 2Q18 | 1Q18 | 2Q17

Other / Retail / Comm Lease / CRE / C&I


2Q18
$1.9
$1.5
$1.9
$21.8
1Q18
$1.9
$1.5
$1.7
$21.7
2Q17
$1.7
$1.3
$1.6
$20.6

($ in billions)	2Q18	1Q18	2Q17
Total loans	$27.2	$26.9	$25.3
Loan yield	3.56%	3.30%	3.21%
Net charge-offs	0.09%	0.03%	—%
Nonaccrual loans	0.20%	0.24%	0.20%

- Average loan balances of $27.2 billion were 4.4% higher than 1Q18 and 7.5% higher than 2Q17
- Loan spreads increased 5 bps in 2Q18 vs. 1Q18; loan spreads decreased 28 bps vs. 2Q17

Growth by LOB[2]	2Q18 vs. 1Q18	2Q18 vs. 2Q17
Corporate Banking	3.5 %	4.7%
Wealth	8.8 %	14.5%
Equipment Finance	1.3 %	12.5%
Governmental Finance	(0.7)%	8.8%
Grandbridge	28.6 %	15.0%

Average Deposits[2]

($ in billions) | 2Q18 | 1Q18 | 2Q17

Noninterest-bearing deposits / Interest checking / Money market & savings / Time deposits


2Q18
$2.5
$5.3
$18.7
$1.5
1Q18
$2.6
$5.2
$18.8
$1.4
2Q17
$2.8
$6.1
$20.9
$1.5

($ in billions)	2Q18	1Q18	2Q17
Total deposits	$28.1	$28.1	$31.2
Cost of deposits:			
Interest-bearing	0.99%	0.79%	0.55%
Total	0.90%	0.71%	0.50%

- Average deposit balances of $28.1 billion were flat with 1Q18 and 10.0% lower than 2Q17
- Total deposit costs have risen 40 bps to 0.90% since 2Q17 due to short-term rate increases
- The implied deposit beta vs. 1Q18 was approximately 74%
- Since the beginning of this rate hike cycle in 4Q15, interest bearing deposit costs were up approximately 69 bps, implying a deposit beta of approximately 46%

1 Excludes loans held for sale
2 Applicable ratios are annualized

18

Insurance Holdings and Premium Finance

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage, title insurance and premium finance.

Summarized Results ($ in millions)	**2Q18**	**Inc (Dec) vs. 1Q18**	**Inc (Dec) vs. 2Q17**
Net interest income	$ 22	$ 2	$ 2
Noninterest income	484	45	(1)
Provision for credit losses	—	(1)	(1)
Noninterest expense	408	33	—
Income tax expense	25	4	(11)
Segment net income	$ 73	$ 11	$ 13

Highlighted Metrics ($ in millions)	**2Q18**	**Inc (Dec) vs. 1Q18**	**Inc (Dec) vs. 2Q17**
Total agencies[1]	211	—	(3)
Insurance Holdings EBITDA margin[2]	22.3%	1.5%	(0.2)%

Comments

- Insurance Holdings organic commission and fee revenue[3] growth:


5.2%
4.2%
2Q18 vs 2Q17
YTD18 vs YTD17

- Organic revenue growth driven by a 15% like quarter increase in new business
  - Strong organic revenue growth has largely offset anticipated decline in 2018 performance-based commissions
- Insurance Holdings EBITDA margin[2]:


22.3%
22.5%
2Q18
2Q17

- BB&T Insurance Holdings completed its purchase of Regions Insurance Group on July 2nd
- BB&T Insurance Services and Regions Insurance Group were rebranded as McGriff Insurance Services

1 U.S. locations; count includes shared locations
2 EBITDA margin is a measurement of operating profitability calculated by dividing pre-tax net income adjusted to add back interest, depreciation, intangible amortization and merger-related charges by total revenue
3 Organic commission and fee revenue excludes performance-based commissions and revenue from acquisitions within the previous 12 months

19

3Q18 and full-year 2018 outlook Category 3Q18 Average total loans Up 2% - 4% annualized vs. 2Q18 Credit quality NCOs expected to be 35 - 45 bps Net interest margin GAAP and core margins up slightly vs. 2Q18 Noninterest income3 Up 3% - 5% vs. 3Q17 Expenses1,3 Up 1% - 3% vs. 3Q17 Effective tax rate 20% Category Full-year 2018 Average total loans Up 1% - 3% vs. 2017 Revenue2,3 Up 1% - 3% vs. 2017 Expenses1,3 Flat vs. 2017 Effective tax rate 20% - 21% 1 Excludes merger-related and restructuring charges and selected items listed on page 16 of the Quarterly Performance Summary 2 Taxable-equivalent 3 Includes Regions Insurance Group 20

Disrupt or Die


Reconceptualizing Our Businesses
Optimize branch network
Increased branch closures (148 in 2017 and 160-170 2018)
Consistent positive operating leverage
Rationalize / improve risk management systems
FTE reductions
No new major systems projects
Substantially increase digital client services and marketing
Voice of the Client
Small Business focus
Enhance "U"
Large increase in social media and advertising
Renew focus on commercial and retail community bank
New branch products and strategies
Regional Presidents drive commercial strategies and IRM
Restructure and digitize support services
A.I.
Robotics
Agile DevOps
Improve Insurance profitability and grow faster (organic & acquisitions)
Robotics process improvements
IRM
Expand wealth and fee businesses
Asset management and brokerage
IRM
Increase national lending businesses
Corporate
Sheffield
Mortgage
CRE
Equipment Finance

21

A-22

Appendix

BB&T

Supplemental information

Purchase accounting summary

(Dollars in millions)

	Acc. Yield		PA Mark	
	Acquired Loans[1]	Non-PCI Loans[2]	Liabilities[3]	Securities[4]
Balance, March 31, 2018	$ (331)	$ (152)	$ (22)	$ (377)
Net interest income:				
Normal accretion/amortization	21	13	4	7
Cash recoveries / early payoffs / duration adjustments	5	5	—	—
Total net interest income	26	18	4	7
Other	(19)	—	—	—
Balance, June 30, 2018	$ (324)	$ (134)	$ (18)	$ (370)
NBV/amortized cost of related assets (liabilities) at June 30, 2018	$ 533	$ 8,737	$ (670)	$ 303

1 Accretable yield represents the difference between total expected cash flows and the carrying value of the related loan pools. It is recognized using level-yield method over the remaining expected life of the pools (subject to future cash-flow reassessments). Includes all PCI loans and other loans acquired from Colonial that are accounted for under ASC 310-30.

2 Purchase accounting loan marks on Susquehanna and National Penn non-PCI loans represents the total mark, including credit and interest, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment. Not subject to future cash flow reassessments.

3 Purchase accounting marks on liabilities represents interest rate marks on Susquehanna and National Penn time deposits and long-term debt and are recognized using level-yield method over the term of the liability.

4 Purchase accounting securities marks represents securities acquired in the Colonial acquisition and are recognized using level-yield method over the expected maturity of the underlying securities. Subject to reassessment of prepayments, as applicable. The mark is also used for payment shortfalls and credit losses.

A-1

Non-GAAP reconciliations

BB&T

Efficiency ratio

(Dollars in millions)

	Quarter Ended					Year-to-Date	
	June 30 2018	March 31 2018	Dec. 31 2017	Sept. 30 2017	June 30 2017	June 30 2018	June 30 2017
Efficiency ratio numerator - noninterest expense - GAAP	$ 1,720	$ 1,686	$ 1,855	$ 1,745	$ 1,742	$ 3,406	$ 3,844
Amortization of intangibles	(31)	(33)	(34)	(34)	(36)	(64)	(74)
Merger-related and restructuring charges, net	(24)	(28)	(22)	(47)	(10)	(52)	(46)
Gain (loss) on early extinguishment of debt	—	—	—	—	—	—	(392)
Charitable contribution	—	—	(100)	—	—	—	—
One-time bonus	—	—	(36)	—	—	—	—
Efficiency ratio numerator - adjusted	$ 1,665	$ 1,625	$ 1,663	$ 1,664	$ 1,696	$ 3,290	$ 3,332
Efficiency ratio denominator - revenue[1] - GAAP	$ 2,879	$ 2,813	$ 2,869	$ 2,813	$ 2,855	$ 5,692	$ 5,635
Taxable equivalent adjustment	22	23	38	41	40	45	80
Securities (gains) losses, net	(1)	—	1	—	—	(1)	—
Efficiency ratio denominator - adjusted	$ 2,900	$ 2,836	$ 2,908	$ 2,854	$ 2,895	$ 5,736	$ 5,715
Efficiency ratio - GAAP	**59.7%**	**60.0%**	**64.7%**	**62.0%**	**61.0%**	**59.8%**	**68.2%**
Efficiency ratio - adjusted[2]	**57.4**	**57.3**	**57.2**	**58.3**	**58.6**	**57.4**	**58.3**

1 Revenue is defined as net interest income plus noninterest income.

2 The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-2

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

(Dollars in millions, except per share data, shares in thousands)

	As of / Quarter Ended				
	June 30 2018	March 31 2018	Dec. 31 2017	Sept. 30 2017	June 30 2017
Common shareholders' equity	$ 26,727	$ 26,559	$ 26,595	$ 26,757	$ 27,254
Less: Intangible assets	10,264	10,296	10,329	10,363	10,400
Tangible common shareholders' equity[1]	$ 16,463	$ 16,263	$ 16,266	$ 16,394	$ 16,854
Outstanding shares at end of period	774,447	779,752	782,006	788,921	808,093
Common shareholders' equity per common share	**$ 34.51**	**$ 34.06**	**$ 34.01**	**$ 33.92**	**$ 33.73**
Tangible common shareholders' equity per common share[1]	**21.26**	**20.86**	**20.80**	**20.78**	**20.86**
Net income available to common shareholders	$ 775	$ 745	$ 614	$ 597	$ 631
Plus amortization of intangibles, net of tax	24	24	21	22	22
Tangible net income available to common shareholders[1]	$ 799	$ 769	$ 635	$ 619	$ 653
Average common shareholders' equity	$ 26,483	$ 26,428	$ 26,759	$ 26,857	$ 27,208
Less: Average intangible assets	10,281	10,312	10,346	10,382	10,418
Average tangible common shareholders' equity[1]	$ 16,202	$ 16,116	$ 16,413	$ 16,475	$ 16,790
Return on average common shareholders' equity	**11.74%**	**11.43%**	**9.10%**	**8.82%**	**9.30%**
Return on average tangible common shareholders' equity[1]	**19.78**	**19.36**	**15.35**	**14.89**	**15.60**

1 Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation.

A-3

BB&T

Non-GAAP reconciliations

Core NIM

(Dollars in millions)

	Quarter Ended				
	June 30 2018	March 31 2018	Dec. 31 2017	Sept. 30 2017	June 30 2017
Net interest income - GAAP	$ 1,657	$ 1,633	$ 1,644	$ 1,647	$ 1,635
Taxable-equivalent adjustment	22	23	38	41	40
Net interest income - taxable-equivalent	1,679	1,656	1,682	1,688	1,675
Interest income - PCI loans	(26)	(30)	(36)	(32)	(37)
Accretion of mark on Susquehanna and National Penn non-PCI loans	(18)	(22)	(29)	(32)	(25)
Accretion of mark on Susquehanna and National Penn liabilities	(4)	(5)	(5)	(5)	(6)
Accretion of mark on securities acquired from FDIC	(7)	—	(5)	(10)	(16)
Net interest income - core[1]	$ 1,624	$ 1,599	$ 1,607	$ 1,609	$ 1,591
Average earning assets - GAAP	$ 195,094	$ 194,530	$ 195,305	$ 193,073	$ 193,386
Average balance - PCI loans	(559)	(632)	(689)	(742)	(825)
Average balance - mark on Susquehanna and National Penn non-PCI loans	143	163	188	219	248
Average balance - mark on securities acquired from FDIC	373	372	377	387	403
Average earning assets - core[1]	$ 195,051	$ 194,433	$ 195,181	$ 192,937	$ 193,212
Annualized net interest margin:					
Reported - taxable-equivalent	**3.45%**	**3.44%**	**3.43%**	**3.48%**	**3.47%**
Core[1]	**3.34**	**3.32**	**3.28**	**3.32**	**3.31**

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets.

A-4

Non-GAAP reconciliations

Diluted EPS

(Dollars in millions, except per share data, shares in thousands)

	Quarter Ended					YTD June 30	
	June 30 2018	March 31 2018	Dec. 31 2017	Sept. 30 2017	June 30 2017	2018	2017
Net income available to common shareholders - GAAP	$ 775	$ 745	$ 614	$ 597	$ 631	$ 1,520	$ 1,009
Merger-related and restructuring charges	17	22	14	29	6	39	28
Loss on early extinguishment of debt	—	—	—	—	—	—	246
Securities gains (losses), net	(1)	—	—	—	—	(1)	—
Charitable contribution	—	—	63	—	—	—	—
One time bonus	—	—	23	—	—	—	—
Excess tax benefit on equity-based awards	—	—	—	—	—	—	(35)
Impact of tax reform	—	—	(43)	—	—	—	—
Net income available to common shareholders - adjusted[1]	$ 791	$ 767	$ 671	$ 626	$ 637	$ 1,558	$ 1,248
Weighted average shares outstanding - diluted	785,750	791,005	795,867	806,124	819,389	788,362	821,072
Diluted EPS - GAAP	**$ 0.99**	**$ 0.94**	**$ 0.77**	**$ 0.74**	**$ 0.77**	**$ 1.93**	**$ 1.23**
Diluted EPS - adjusted[1]	**1.01**	**0.97**	**0.84**	**0.78**	**0.78**	**1.98**	**1.52**

1 The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-5

BB&T

Non-GAAP reconciliations

Operating leverage[1]

(Dollars in millions)

	Quarter Ended June 30 2018	Quarter Ended March 31 2018	Quarter Ended June 30 2017	% Growth 2Q18 vs. 1Q18 (annualized)	% Growth 2Q18 vs. 2Q17
Revenue[2] - GAAP	$ 2,879	$ 2,813	$ 2,855	9.4%	0.8%
Taxable equivalent adjustment	22	23	40		
Securities (gains) losses, net	(1)	—	—		
Revenue[2] - adjusted	$ 2,900	$ 2,836	$ 2,895	9.1%	0.2%
Noninterest expense - GAAP	$ 1,720	$ 1,686	$ 1,742	8.1%	(1.3)%
Amortization of intangibles	(31)	(33)	(36)		
Merger-related and restructuring charges, net	(24)	(28)	(10)		
Noninterest expense - adjusted	$ 1,665	$ 1,625	$ 1,696	9.9%	(1.8)%
Operating leverage - GAAP				**1.3%**	**2.1%**
Operating leverage - adjusted[3]				**(0.8)**	**2.0 %**

1 Operating leverage is defined as percentage growth in revenue growth less percentage growth in noninterest expense.
2 Revenue is defined as net interest income plus noninterest income.
3 The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-6

Non-GAAP reconciliations Performance ratios (Dollars in millions, except per share data, shares in thousands) Quarter Ended June 30, 2018 Common Tangible Assets Equity Common Equity2 Net income - GAAP $ 822 Net income available to common shareholders - GAAP $ 775 $ 775 Merger-related and restructuring charges 17 17 17 Amortization of intangibles, net of tax — — 24 Numerator - adjusted1 $ 839 $ 792 $ 816 Average assets $ 221,344 Average common shareholders' equity $ 26,483 $ 26,483 Plus: Estimated impact of adjustments on denominator — 9 9 Less: Average intangible assets (10,281) Denominator - adjusted1 $ 221,344 $ 26,492 $ 16,211 Reported ratio 1.49% 11.74% 19.78% Adjusted ratio 1.52 12.01 20.21 1 The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. 2 Tangible common equity - reported ratio is a non-GAAP measure. See the non-GAAP reconciliation on page A-5 A-7